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EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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12 June 2000


                    PERKINELMER TO ACQUIRE NEN LIFE SCIENCES
        ... Positions PerkinElmer as one of the top 3 providers of drug discovery solutions ...
    ...Enhances functional genomics and high-throughput screening position...

BOSTON, MASSACHUSETTS...PerkinElmer, Inc. (NYSE: PKI) announced today that it has agreed to acquire NEN Life Sciences, a provider of state-of-the-art drug discovery products, services and technologies, to the life science industry. NEN Life Sciences forecasts revenues of $125 million this year.

"The addition of NEN will position us among the top three global providers of drug discovery tools," said Gregory L. Summe, Chairman and CEO of PerkinElmer, Inc. "Our strength in high-throughput screening instruments, combined with NEN's strength in life science reagents, enables us to offer comprehensive solutions to our global base of over 10,000 customers. NEN's 1500 products, 70 patent families, and more than 60 technology licenses with leading industry and academic institutions, are very complementary to our existing business. We will double NEN's sales reach to over 100 countries, and look forward to building on their excellent reputation, deep technical expertise, and powerful customer franchise."

Patrik O. Dahlen, President, PerkinElmer Life Sciences said, "The combined life science business will have a revenue base of approximately $300 million, with more than 75% related to services and consumables. We will be uniquely positioned in the rapidly growing drug discovery market with new complementary technologies such as fluorescence polarization, SNP detection, and microarray systems." In the area of functional genomics, NEN's MICROMAX(TM) microarray system is a complete kit for differential expression analysis, allowing scientists to rapidly screen large numbers of genes. In addition, NEN's new fluorescence polarization product, [FP]2(TM), employs patented Fluo-peptide(TM) products providing a faster, and homogeneous alternative to traditional HTS methods.

PerkinElmer is purchasing NEN Life Sciences from an investor group led by Genstar Capital LLC for approximately $400 million. The acquisition is anticipated to close early in the third quarter, and it will be accounted for as a purchase. It is expected to be slightly accretive, excluding goodwill, in 2001.

The transaction is subject to customary closing conditions and regulatory approvals.

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FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of PerkinElmer to differ materially from those indicated by these forward-looking statements, including among others, the factors set forth under "Forward-looking Information and Factors Affecting Future Performance" in the Company's Annual Report on Form 10-K for the year ended January 2, 2000 filed with the Securities and Exchange Commission, which factors are expressly incorporated by reference in this press release.



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PerkinElmer, Inc. is a $1.7 billion high technology company based in Boston,
Massachusetts, operating in four businesses - Life Sciences, Fluid Sciences, Optoelectronics, and Analytical Instruments. The Company has operations in over 100 countries, and is a component of the S&P 500 Index. Additional information is available at www.perkinelmer.com or at 1-877-PKI-NYSE.


NEN is a leading global developer, manufacturer and distributor of life science products and technologies for basic research, drug discovery, pharmaceutical development and other life science applications.



For further information:

Investor Contact:                       Media Contact:
Diane J. Basile                         Christopher S. Keenan,
VP, Investor Relations &                Director of Corporate Communications
Corporate Communications                PerkinElmer, Inc.
PerkinElmer, Inc.                       Tel: (781) 431-4111
Tel. (781) 431-4306